EXHIBIT 23.3

                        CONSENT OF HEIN & ASSOCIATES LLP

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[HEIN & ASSOCIATES LETTERHEAD]




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the incorporation by reference in this Registration Statement of Galaxy Energy Corporation on Form S-3/A (No. 333-126310) of our report, dated March 15, 2005, appearing in the Annual Report on Form 10-K/A of Galaxy Energy Corporation for the year ended November 30, 2004.

We also consent to the reference to our firm under the caption "Experts" in the Prospectus, which is part of this Registration Statement.




/s/ HEIN & ASSOCIATES LLP

Denver, Colorado
September 29, 2005








717 17th Street, Suite 1600
Denver, Colorado 80202
Phone 303-298-9600
Fax 303-298-8118
www.heincpa.com